Rule 424(b)(3)
                                                                   No. 333-47411

                        CNL HEALTH CARE PROPERTIES, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated September 18, 1998. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

                        CNL HEALTH CARE PROPERTIES, INC.              PROSPECTUS

                             Shares of Common Stock
                              $2,500,000 -- Minimum

                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs and Keogh and Pension Plans
               (Minimum purchase may be higher in certain states)

         CNL HEALTH CARE PROPERTIES, INC. (the "Company") is a Maryland corporation which intends to qualify for federal income tax purposes as a real estate investment trust (a "REIT"). The Company may sell up to 15,500,000 shares of common stock (the "Shares"), including 500,000 Shares pursuant to the Company's reinvestment plan, for a maximum of $155,000,000. The Company has been formed primarily to acquire real estate properties (the "Properties") related to health care and seniors' housing facilities (the "Health Care Facilities") located across the United States. The Health Care Facilities may include, congregate living, assisted living and skilled nursing facilities, continuing care retirement communities and life care communities, and medical office buildings and walk-in clinics. The Properties will be leased on a long term, "triple-net" basis to operators of the Health Care Facilities. Under the Company's triple-net leases, the tenant generally will be responsible for property costs associated with ongoing operations, including repairs, maintenance, property taxes, utilities, and insurance.

         There are material risks associated with an investment in the Company (see "Risk Factors" at Page 9), including the following:

o The Company currently owns no Properties, and investors, therefore, will not have any opportunity to evaluate the Properties that the Company will acquire.
o If the Company raises only $2,500,000 from sales of Shares, it will acquire no more than two medical office buildings or walk-in clinics, and will have reduced diversification of its investments. Reduced diversification will increase the potential adverse effect on the Company from an underperforming tenant or an underperforming facility type. In the event it raises only $2,500,000 from sales of Shares, the Company will not provide mortgage financing (the "Mortgage Loans").
o The Company will rely on CNL Health Care Advisors, Inc. (the "Advisor") with respect to all investment decisions, subject to approval by the Board of Directors in certain circumstances. The Advisor and its Affiliates have no previous experience in investing in health care Properties, which could result in the Company's failure to meet its investment objectives.
o The Advisor and its Affiliates are or will be engaged in other activities that will result in conflicts of interest with the services that the Advisor will provide to the Company, and could take actions that are more favorable to such other entities than to the Company. Any such conflicts could have a negative impact on the Company's financial performance and, consequently, on Distributions.
o There is currently no public trading market for the Shares, and there is no assurance that one will develop. Although the Company currently intends to seek listing on a national securities exchange or over-the counter market of its common stock ("Listing") within five to ten years from the date the offering commences, Listing does not assure liquidity. If the Shares are not listed within ten years of commencement of the offering, as to which there can be no assurance, the Company will commence the orderly sale of its assets and the distribution of the proceeds.
o The Company has not obtained a financing commitment and may be unable to do so on satisfactory terms. The failure to obtain financing may impede the acquisition of Properties and the making of Mortgage Loans and equipment financing ("Secured Equipment Leases"). Because no proceeds from the sale of Shares will be used to fund Secured Equipment Leases, the Secured Equipment Lease program is dependent upon the Company obtaining financing.
o In addition to general market and economic conditions, the Company is subject to risks arising out of government regulation of the health care industry, which may reduce the value of the Company's investments and the amount of revenues the Company receives from tenants. Certain of the Company's tenants may be dependent upon government reimbursements and certain other of the Company's tenants, to the extent that they are not dependent upon government reimbursements, may be dependent on their success in attracting senior citizens with sufficient independent means to pay for the tenants' services.
o The Company may, without the approval of a majority of the Independent Directors, incur debt totalling up to 300% of the value of the net assets of the Company, including debt to make Distributions to stockholders in order to maintain its status as a REIT. The Company may not be able to meet its debt service obligations, and, to the extent that such obligations cannot be met, the Company may lose its investment in any Properties that secure underlying indebtedness on which the Company has defaulted.
o The Company may not qualify or remain qualified as a REIT for federal income tax purposes, which could result in subjecting the Company to federal income tax on its taxable income at regular corporate rates, thereby reducing the amount of funds available for paying Distributions to stockholders.



March 19, 1999                               Prospectus Dated September 18, 1998

o The Company anticipates that it will pay substantial fees to Affiliates of the Company and estimates that approximately 9% of the proceeds from the sale of Shares will be paid in fees and expenses to Affiliates of the Company for services and as reimbursement for Organizational and Offering Expenses incurred on behalf of the Company. The amount of proceeds that will be available to purchase Properties and to make Mortgage Loans will be decreased as a result of such payments.

         Of the proceeds from the sale of Shares, approximately 84% will be used to acquire Properties and make Mortgage Loans, and approximately 9% will be paid in fees and expenses to Affiliates of the Company for their services and as reimbursement for Organizational and Offering Expenses incurred on behalf of the Company; the balance will be used to pay other expenses of the offering.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     Price to             Selling                Proceeds to
                     Public             Commissions(1)           Company(2)(3)
                     --------           --------------           -------------
Per Share         $      10.00            $      0.75             $       9.25
---------
Total Minimum     $  2,500,000            $   187,500             $  2,312,500
-------------
Total Maximum(4)  $155,000,000            $11,625,000             $143,375,000
-------------
                                                  (footnotes on following page)

                              CNL SECURITIES CORP.
                               September 18, 1998

(1) CNL Securities Corp. (the "Managing Dealer") will receive Selling Commissions of 7.5% on sales of Shares, subject to reduction in certain circumstances. The Managing Dealer, which is an Affiliate of the Company, may engage other broker-dealers that are members of the National Association of Securities Dealers, Inc. or other entities exempt from broker-dealer registration (collectively, the "Soliciting Dealers") to sell Shares and reallow to them commissions of up to 7% with respect to Shares which they sell. The amounts indicated for Selling Commissions assume that reduced Selling Commissions are not paid in connection with the purchase of any Shares and do not include a 0.5% marketing support and due diligence expense reimbursement fee payable to the Managing Dealer, all or a portion of which may be reallowed to certain Soliciting Dealers, with prior written approval from, and in the sole discretion of, the Managing Dealer. See "The Offering -- Plan of Distribution" for a description of the marketing support and due diligence expense reimbursement fee payable to the Managing Dealer. The Company also will issue to the Managing Dealer a warrant (the "Soliciting Dealer Warrants") to purchase one share of common stock for every 25 Shares sold, to be exercised, if at all, during the five-year period commencing with the date the offering begins (the "Exercise Period"), at a price of $12.00 per share. All or any part of such Soliciting Dealer Warrants may be reallowed to certain Soliciting Dealers with prior written approval from, and in the sole discretion of, the Managing Dealer, unless prohibited by federal or state securities laws. See "Summary of Articles of Incorporation and Bylaws -- Description of Capital Stock -- Soliciting Dealer Warrants" and "The Offering -- Plan of Distribution."

(2) Before deducting (i) Organizational and Offering Expenses of the Company estimated to be 3% of gross offering proceeds computed at $10.00 per Share sold ("Gross Proceeds") and (ii) the marketing support and due diligence expense reimbursement fee. Organizational and Offering Expenses exclude Selling Commissions and the marketing support and due diligence reimbursement fee.

(3) In addition, assuming 15,500,000 Shares, including 500,000 Shares available to stockholders participating in the Company's Reinvestment Plan, are sold and 600,000 Soliciting Dealer Warrants are issued to the Managing Dealer, $480 of additional proceeds will be raised, and assuming all such warrants are exercised at the exercise price of $12.00 per share, a total of $7,200,000 of additional proceeds will be raised. No Selling Commissions or marketing support and due diligence expense reimbursement fee will be paid in connection with the issuance of the Soliciting Dealer Warrants or the shares issuable upon the exercise thereof.

(4) Includes 500,000 Shares which may be issued pursuant to the Company's Reinvestment Plan. Those stockholders who elect to participate in the Reinvestment Plan will have their Distributions reinvested in additional Shares.

         NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE ATTORNEY GENERAL OF THE STATE OF NEW JERSEY OR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         All subscription funds for Shares will be deposited in an interest-bearing escrow account with SouthTrust Asset Management Company of Florida, N.A., which will act as the escrow agent for this offering, until subscription funds for the Company's Shares total $2,500,000. Subscription funds will be released from escrow to the Company to be used for Company purposes within approximately 30 days after the minimum is reached. No sale of Shares shall be completed until at least five business days after the date on which the subscriber receives a copy of this Prospectus. No Shares will be sold unless subscriptions for at least 250,000 Shares ($2,500,000) have been obtained within one year after the initial date of this Prospectus. In no event will subscription funds be held in escrow for longer than one year, and any refunds of subscriptions due to the failure of the Company to reach the required minimum shall be returned promptly with interest. Pursuant to the requirements of the Commissioner of Securities of the State of Pennsylvania, subscriptions from Pennsylvania residents may not be released from escrow, or included in determining whether the $2,500,000 minimum for the Company has been reached, until subscriptions for Shares totalling at least $7,775,000 have been received from all sources. The offering of Shares will terminate no later than September 18, 1999 (one year after the initial date of this Prospectus), unless the Company elects to extend it to a date no later than September 18, 2000 (two years after the initial date of this Prospectus), in states that permit such extension.

         PENNSYLVANIA INVESTORS: Because the minimum offering is less than $15,500,000, all Pennsylvania investors are cautioned to evaluate carefully the Company's ability fully to accomplish its stated objectives and to inquire as to the current dollar volume of subscriptions for the Shares.

         NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL, AND NO SUBSCRIPTION WILL BE ACCEPTED FROM ANY PERSON WHO DOES NOT MEET THE SUITABILITY STANDARDS SET FORTH HEREIN. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL CREATE, UNDER ANY CIRCUMSTANCES, AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. IF, HOWEVER, ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

         THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY, AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS COMPANY IS PROHIBITED.


                       THE OFFERING -- ESCROW ARRANGEMENTS

ESCROW ARRANGEMENTS

         Subscription proceeds will be received in trust and deposited in a separate account with SouthTrust Asset Management Company of Florida, N.A. (the "Bank"). No Shares will be sold by the Company, no commissions or fees will be paid by it, and the initial admission of investors of the Company will not take place unless subscriptions have been accepted for at least 250,000 Shares ($2,500,000) and subscription funds from investors who place telephonic orders have been on deposit with the Bank for at least 15 days from the date written confirmation is mailed to the investor by the Managing Dealer. If subscriptions for at least $2,500,000 have not been received, accepted, and paid for within one year from the initial date of this Prospectus, all funds received will be promptly repaid in full, with any interest earned thereon.

         The Escrow Agreement between the Company and the Bank provides that escrowed funds will be invested by the Bank in an interest-bearing account with the power of investment in short-term, highly liquid securities issued or guaranteed by the U.S. Government, other investments permitted under Rule 15c2-4 of the Securities Exchange Act of 1934, as amended, or, upon receipt of subscription proceeds for at least 250,000 Shares (provided that subscription funds from investors who place telephonic orders have been on deposit with the Bank for at least 15 days), in other short-term, highly liquid investments with appropriate safety of principal. Such subscription funds will be released periodically (at least once per month) upon admission of stockholders to the Company.

         The interest, if any, earned on subscription proceeds prior to their release from escrow, within 30 days after the date a subscriber is admitted to the Company as a stockholder, will be distributed to each subscriber. After the initial admission of stockholders to the Company in connection with the sale of at least 250,000 Shares, interest will be payable only to those subscribers whose funds have been held in escrow by the Bank for at least 20 days. Stockholders will not otherwise be entitled to interest earned on Company funds or to receive interest on their Invested Capital.

                                   APPENDIX D

                              SUBSCRIPTION DOCUMENT


                 -----------------------------------------------

                      THE FOLLOWING INFORMATION UPDATES AND
                    REPLACES THE CORRESPONDING INFORMATION IN
                  APPENDIX D TO THE ATTACHED PROSPECTUS, DATED
                               SEPTEMBER 18, 1998.

                 -----------------------------------------------

                      -------------------------------------
                      |                                   |
                      |               CNL                 |
                      |            Health Care            |
                      |         Properties, Inc.          |
                      |                                   |
                      -------------------------------------


                   Up to 15,500,000 Shares -- $10.00 per Share
                     Minimum Purchase -- 250 Shares ($2,500)
            100 Shares ($1,000) for IRAs, Keogh, and Qualified Plans
               (Minimum purchase may be higher in certain states)




================================================================================

PLEASE READ CAREFULLY this Subscription Agreement and the Notices (on the back of the Agreement) before completing this document. TO SUBSCRIBE FOR SHARES, complete and sign, where appropriate, and deliver the Subscription Agreement, along with your check, to your Registered Representative. YOUR CHECK SHOULD BE MADE PAYABLE TO:

              SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.

ALL ITEMS ON THE SUBSCRIPTION AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED.
================================================================================








      Overnight Packages:                       Regular Mail Packages:
   Attn:  Investor Services                     Attn:  Investor Services
      400 E. South Street                         Post Office Box 1033
    Orlando, Florida  32801                   Orlando, Florida  32802-1033





                            For Telephone Inquiries:
                              CNL SECURITIES CORP.
                        (407) 650-1000 OR (800) 522-3863

CNL Health Care Properties, Inc.

1._______________INVESTMENT_____________________________________________________

This subscription is in the amount of $ for the purchase of Shares ($10.00 per Share). The minimum initial subscription is 250 Shares ($2,500); 100 Shares ($1,000) for IRA, Keogh and qualified plan accounts (except in states with higher minimum purchase requirements).

    |_| ADDITIONAL PURCHASE     |_| REINVESTMENT PLAN - Investor elects to
                                    participate in Plan (See prospectus for
                                    details.)

2._______________SUBSCRIBER INFORMATION_________________________________________
Name (1st)_______________________  |_| M |_| F  Date of Birth (MM/DD/YY)________
Name (2nd)_______________________  |_| M |_| F  Date of Birth (MM/DD/YY)________
Address_________________________________________________________________________
City_______________________________  State______________  Zip Code______________
Custodian Account No.______________________  Daytime Phone # (____)_____________

|_| U.S. Citizen |_| Resident Alien |_| Foreign Resident Country___________ |_| Check if Subscriber is a U.S. citizen residing outside the U.S.
Income Tax Filing State_________________________
ALL SUBSCRIBERS:  State  of  Residence  of  Subscriber/Plan  Beneficiary
                 (required)_____________________________________________________

Taxpayer Identification Number: For most individual taxpayers, it is their Social Security number. Note: If the purchase is in more than one name, the number should be that of the first person listed. For IRAs, Keoghs and qualified plans, enter both the Social Security number and the custodian taxpayer identification number.

    Taxpayer ID#_____-____________   Social Security________-_______-_________


3._______________INVESTOR MAILING ADDRESS_______________________________________

For the Subscriber of an IRA, Keogh, or qualified plan to receive informational mailings, please complete if different from address in Section 2.

Name____________________________________________________________________________
Address_________________________________________________________________________
City_____________________________   State______________   Zip Code______________
Daytime Phone #(_____)___________________

4._______________DIRECT DEPOSIT ADDRESS_________________________________________

Investors requesting direct deposit of distribution checks to another financial institution or mutual fund, please complete below. In no event will the Company or Affiliates be responsible for any adverse consequences of direct deposit.

Company_________________________________________________________________________
Address_________________________________________________________________________
City____________________________   State_____________   Zip Code _______________
Account No._______________________________  Phone #(_______)____________________

5._______________FORM OF OWNERSHIP______________________________________________

   (Select only one)                                    |_| JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign (8)
   |_| INDIVIDUAL - one signature required (1)          |_| A MARRIED PERSON/SEPARATE PROPERTY - one signature required (34)
   |_| HUSBAND AND WIFE, AS COMMUNITY                   |_| KEOGH (H.R.10) - trustee signature required (24)
       PROPERTY - two signatures required (15)
                                                        |_| CUSTODIAN - custodian signature required (33)
   |_| TENANTS IN COMMON - two signatures required (9)  |_| PARTNERSHIP (3)
   |_| TENANTS BY THE ENTIRETY -                        |_| NON-PROFIT ORGANIZATION (12)
       two signatures required (31)
                                                        |_| PENSION PLAN - trustee signature(s) required (19)
   |_| S-CORPORATION (22)                               |_| PROFIT SHARING PLAN - trustee signature(s) required (27)
   |_| C-CORPORATION (5)                                |_| CUSTODIAN UGMA-STATE of __________ - custodian signature required (16)
   |_| IRA - custodian signature required (23)          |_| CUSTODIAN UTMA-STATE of __________ - custodian signature required (42)
   |_| ROTH IRA - custodian signature required (36)     |_| estate - Personal Representative signature required (13)
   |_| SEP - custodian signature required (38)          |_| REVOCABLE GRANTOR TRUST - grantor signature required (25)
   |_| TAXABLE TRUST (7)                                |_| IRREVOCABLE TRUST - trustee signature required (21)
   |_| TAX-EXEMPT TRUST (20)

|_| SUBSCRIBER elects to have the Shares covered by this subscription placed in a new sponsored IRA account offered by Franklin Bank as custodian. IRA documents will be sent to subscriber upon receipt of subscription documents. There is no annual fee involved for CNL Health Care Properties, Inc. investments.

                                                CNL Health Care Properties, Inc.

6._______________SUBSCRIBER SIGNATURES__________________________________________
If the Subscriber is executing the Subscriber Signature Page, the Subscriber understands that, BY EXECUTING THIS AGREEMENT A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR UNDER ANY STATE SECURITIES LAW:

X                                         X
  ---------------------------- ---------  ---------------------------  ---------
   Signature of 1st Subscriber Date       Signature of 2nd Subscriber  Date

7._______________BROKER/DEALER INFORMATION______________________________________

Broker/Dealer NASD Firm Name____________________________________________________

Registered Representative_______________________________________________________

Branch Mail Address_____________________________________________________________

City_______________ State_______ Zip Code_______ |_| Please check if new address

Phone #(_____)________________  Fax #(_____)_______________ |_|  Sold CNL before

Shipping Address_____________________ City__________ State_______ Zip Code______

|_| Telephonic Subscriptions (check here): If the Registered Representative and Branch Manager are executing the signature page on behalf of the Subscriber, both must sign below. Registered Representatives and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee or Washington. [NOTE: Not to be executed until Subscriber(s) has (have) acknowledged receipt of final prospectus.] Telephonic subscriptions may not be completed for IRA accounts.

|_| Deferred Commission Option (check here): The Deferred Commission Option means an agreement between a stockholder, the participating Broker/Dealer and the Managing Dealer to have Selling Commissions paid over a seven year period as described in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer.

|_| Registered Investment Advisor (RIA) (check here): This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a Broker/Dealer, the transaction should be conducted through that Broker/Dealer, not through the RIA.

PLEASE READ CAREFULLY THE REVERSE SIDE OF THIS SIGNATURE PAGE AND SUBSCRIPTION AGREEMENT BEFORE COMPLETING


X
  -----------------------------  ---------------------  ------------------------
  Principal, Branch Manager or   Date                   Print or Type Name of
  Other Authorized Signature                            Person Signing

X
  ------------------------------------  ------------  --------------------------
  Registered Representative/Investment  Date          Print or Type Name of
  Advisor Signature                                   Person Signing


--------------------------------------------------------------------------------
 Make check payable to :  SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.,
                          ESCROW AGENT

 Please remit check and For overnight delivery, please send to:
 subscription document to:
                                                           For Office Use Only *

 CNL SECURITIES CORP.        CNL SECURITIES CORP.        Sub.# _________________
 Attn:  Investor Services    Attn:  Investor Services
 P. O. Box 1033              400 E. South Street         Admit Date_____________
 Orlando, FL  32802-1033     Orlando, FL  32801
 (800) 522-3863              (407) 650-1000              Amount_________________
                             (800) 522-3863
                                                         Region_________________

                                                         RSVP#__________________



--------------------------------------------------------------------------------

NOTICE TO ALL INVESTORS:

 (a) The purchase of Shares by an IRA, Keogh, or other tax-qualified plan does not, by itself, create the plan.

 (b) The Company, in its sole and absolute discretion, may accept or reject the Subscriber's subscription which if rejected will be promptly returned to the Subscriber, without interest. Non-U.S. stockholders (as defined in the Prospectus) will be admitted as stockholders with the approval of the Advisor.

 (c) THE SALE OF SHARES SUBSCRIBED FOR HEREUNDER MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES A FINAL PROSPECTUS. EXCEPT AS PROVIDED IN THIS NOTICE, THE NOTICE BELOW, AND IN THE PROSPECTUS, THE SUBSCRIBER WILL NOT BE ENTITLED TO REVOKE OR WITHDRAW HIS SUBSCRIPTION.



The subscriber is asked to refer to the prospectus concerning the Deferred Commission Option outlined in "The Offering -- Plan of Distribution." This option will only be available with prior authorization by the Broker/Dealer .



NOTICE TO NORTH CAROLINA RESIDENTS: By signing this Subscription Agreement, North Carolina investors acknowledge receipt of the Prospectus and represent that they meet the suitability standards for North Carolina investors listed in the Prospectus.



BROKER/DEALER AND FINANCIAL ADVISOR:

By signing this subscription agreement, the signers certify that they recognize and have complied with their obligations under the NASD's Conduct Rules, and hereby further certify as follows: (i) a copy of the Prospectus, including the Subscription Agreement attached thereto as Appendix D, as amended and/or supplemented to date, has been delivered to the Subscriber; (ii) they have discussed such investor's prospective purchase of Shares with such investor and have advised such investor of all pertinent facts with regard to the liquidity, valuation, and marketability of the Shares; and (iii) they have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is legally capable of purchasing such Shares and will not be in violation of any laws for having engaged in such purchase, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and will maintain documentation on which the determination was based for a period of not less than six years; (iv) under penalties of perjury,
(a) the information provided in this Subscription Agreement to the best of our knowledge and belief is true, correct, and complete, including, but not limited to, the number shown above as the Subscriber's taxpayer identification number;
(b) to the best of our knowledge and belief, the Subscriber is not subject to backup withholding either because the Subscriber has not been notified that the Subscriber is subject to backup withholding as result of failure to report all interest or dividends or the Internal Revenue Service has notified the subscriber that the Subscriber is no longer subject to backup withholding under
Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended; and (c) to the best of our knowledge and belief, the Subscriber is not a nonresident alien, foreign corporation, foreign trust, or foreign estate for U.S. tax purposes, and we hereby agree to notify the Company if it comes to the attention of either of us that the Subscriber becomes such a person within sixty (60) days of any event giving rise to the Subscriber becoming such a person.

Franklin Bank, N.A.
--------------------------------------------------------------------------------


         FRANKLIN BANK, N.A., INDIVIDUAL RETIREMENT ACCOUNT APPLICATION

ACCOUNTHOLDER INFORMATION:  NAME _______________________________________________

DISCLAIMER:

         Franklin Bank, N.A. is a national bank, not associated with CNL Group, Inc. or any CNL entity. Franklin Bank, N.A. is a custodian for IRAs and will act in a custodial capacity for all beneficial owners of IRAs. CNL has no affiliation with Franklin Bank, N.A.

         It is not reasonable to project the growth of your IRA investments include assets other than bank time deposits or savings accounts. Therefore, your final account balance will depend upon many factors - the amount of your contributions, the amount of time the funds are invested, the earnings and/or losses from the investments, expenses incurred such as brokerage commissions and trustee's fees and the overall performance of your investments. We expressly state that the growth in the value of your IRA cannot be guaranteed or projected.

SIGNATURES         IMPORTANT:  Please read before signing.
                   I understand the eligibility requirements for the type of IRA deposit I am making and I state that I do qualify to make the deposit. I understand that the terms and conditions which apply to the Individual Retirement Account are contained in this Application and Form 5305A (which will be provided within 10 days of our receipt of this application). I agree to be bound by those terms and conditions. I understand that I will not be required to pay an annual fee as long as all investments in this IRA are sponsored by a CNL entity. Within seven (7) days from the date I establish the Individual
                   Retirement Account I may revoke it without penalty by mailing or delivering a written notice to the Custodian.

                   I assume complete responsibility for:

                   1. Determining that I am eligible for an IRA each year I make a contribution.
                   2. Insuring that all contributions I make are within the limits set forth by the tax laws.
                   3. The tax consequences of any contribution (including rollover contributions) and distributions.

          Signature   _______________________________________
                     Accountholder


                     ________________________________________    _______________
                     Authorized Signature Trustee                Date

DESIGNATION OF
BENEFICIARY(IES): I designate the individual(s)  named  below as my primary and contingent Beneficiary(ies) of the IRA. I revoke all prior IRA Beneficiary designations, if any, made by me. I understand that I may change or add Beneficiaries at any time by completing and delivering the proper form to the Custodian. (If you wish to name more than one Beneficiary, attach a list of each Beneficiary's name, social security number, relationship to you and percentage share in this IRA.) If any primary or contingent Beneficiary dies before me, his or her interest and the interest of his or her heirs shall terminate completely, and the percentage share of any remaining Beneficiary(ies) shall be increased on a pro rata basis.


Primary           The following individual(s) shall be my Primary Beneficiary(ies):
Beneficiary(ies)
                   Name___________________________________________________   Social Security #___________________
                   Address________________________________________________   Date of Birth__________  Share______
                   _______________________________________________________   Relationship________________________

Contingent  If none of the  Primary  Beneficiaries  survive  me,  the  following individual(s) shall be my Beneficiary(ies):
Beneficiary(ies)
                   Name___________________________________________________   Social Security #___________________
                   Address________________________________________________   Date of Birth__________  Share______
                   _______________________________________________________   Relationship________________________


Spousal Consent
                   I am the spouse of IRA accountholder named above. I agree to my spouse's naming of a primary Beneficiary other than myself. I acknowledge that I have received a fair and reasonable disclosure of my spouse's property and financial obligation. I also acknowledge that I shall have no claim whatsoever against the Custodian for any payments to my spouse's Beneficiary(ies).

                   _________________________________________     _______________
                   Spouse's Signature                            Date

--------------------------------------------------------------------------------
              Custodial Services P.O. Box 7090 Troy, MI 48007-7090
                                 1-800-344-0667

                               INVESTMENT OPTIONS:

|_|       I would like to receive information regarding mutual fund investments.
|_|       I would like to receive information regarding money market accounts.

Note: Franklin Bank, N.A. may consider other investment options for your IRA. Please provide the following information on your options.

Fund Name_______________________________________________________________________

Sponsor Name____________________________________________________________________

Address_________________________________________________________________________

Account No._________________________________ Telephone #________________________


Registered Representative information:

Registered Representative's Name________________________________________________

Company_________________________________________________________________________

Address_________________________________________________________________________

Telephone #_____________________________________________________________________